UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

August 29, 2025

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2025, the Company, as Guarantor, and Flex Revolution, LLC, a wholly owned subsidiary of the Company, as Borrower, entered into a Forbearance and Fifth Amendment (the “Amendment”) to Credit Agreement (the “Credit Agreement”) with BP Fundco, LLC, as Administrative Agent and as a Lender.

Pursuant to the Amendment, the Administrative Agent and the Lender agreed to (a) continue to forbear on taking any action or exercising any rights or remedies available to the Administrative Agent or the Lender against the Borrower or the Guarantor, which arise from the failure of the Borrower to deliver financial statements of the Company that were required to be delivered within 120 days after the end of the Company’s fiscal year ended December 31, 2024, until the earlier of (i) September 30, 2025 or (ii) the termination of the Limited Forbearance and Reaffirmation, dated as of August 16, 2025, by and among FlexShopper 2, LLC, FlexShopper, LLC, and Powerscourt Investments 50, LP, as administrative agent thereunder (as may be amended from time to time, the “Forbearance Period”) and (b) extend the Draw Period under the Credit Agreement until September 30, 2025, subject to earlier termination due to certain trigger events; provided, that the Borrower may seek to extend the Draw Period by an additional one year.

The Draw Period allows the Borrower to borrow funds from the Lender under the credit facility extended pursuant to the Credit Agreement, subject to, among other things, the maximum borrowing limit of the credit facility and sufficient collateral. The continued effectiveness of the Forbearance Period is conditioned upon the Borrower’s entry, on or before September 30, 2025, into a backup servicing agreement with a backup servicer approved by the Administrative Agent, on terms and in a manner acceptable to the Administrative Agent, unless otherwise waived in writing by the Lenders and the Administrative Agent.

The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Forbearance and Fifth Amendment to Credit Agreement, dated as of August 29, 2025, among Flex Revolution, LLC, as borrower, the Company, as guarantor, the Lenders party thereto and BP Fundco, LLC, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Date: September 3, 2025	By:	/s/ John Davis
		Name:	John Davis
		Title:	President and Chief Operating Officer

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